UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2004

BIOSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26670	77-0340829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

542 Flynn Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-0086

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement .

Director Fees. On December 21, 2004 the Company’s Board of Directors approved (a) increasing the annual director’s fee for each non-employee director of the Company from $2,000 to $3,000 for each board meeting attended, (b) the payment of an additional annual retainer of $5,000 to the Chairman of the Board and the Chairman of the Audit Committee and the payment of an additional annual retainer of $3,000 to the Chairman of the Nomination and Governance Committee and (d) increasing the annual grant of non-statutory, fully-vested stock options from 4,000 to 8,000, issued at the fair market value of our common stock on the date of such grant. The annual director’s fee and stock option grant increases became effective immediately.

Stock Option Grants. On December 7, 2004, the Board of Directors authorized the grant of stock option awards to certain of the Company’s executive officers. The stock option awards were made pursuant to the Company’s 2000 Non-Qualified Stock Option Plan. The following table sets forth the stock options awarded on such date:

Name and Position	Stock Option Grant
Terrance J. Bieker, President and Chief Executive Officer	140,000
Alan I. Edrick, Executive Vice President and Chief Financial Officer	50,000

Base Salary Increases. The Board of Directors authorized an increase in base salary for three of the Company’s executive officers, including Terrance J. Bieker and Alan I. Edrick on December 7, 2004 and Kevin J. Reagan on March 1, 2005. The following table sets forth the annual base salary for such executive officers:

Name and Position	Increase in Annual Base Salary	New Annual Base Salary
Terrance J. Bieker, President and Chief Executive Officer	$25,000	$300,000
Alan I. Edrick, Executive Vice President and Chief Financial Officer	$23,000	$213,000
Kevin J. Reagan, Ph.D., Executive Vice President Technical Operations	$10,000	$200,000

Performance Bonus Increases. On March 2, 2005, the Board of Directors authorized an increase in performance bonuses for certain of the Company’s executive officers. Performance bonuses are to be paid to such executive officers in accordance with a management incentive plan that is approved annually by the Compensation Committee of the Company. The management incentive plan provides for the payment, upon achievement of the “target” objectives set forth in the management incentive plan, of an annual bonus equal to a specified percentage of such executive officer’s then-current base salary. The annual bonus percentage for Alan I. Edrick increased from 30% to 40% and the annual bonus percentage for Kevin J. Reagan increased from 30% to 35%.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOURCE INTERNATIONAL, INC.

Date: March 16, 2005	By:	/s/ Alan I. Edrick
Executive Vice President and Chief Financial Officer